--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------
                                    FORM 8-K
                             ----------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 1, 1995
                             ----------------------
                Date of report (Date of earliest event reported)


                             THE ALPINE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 1-9078                   22-1620387
     -----------------     ----------------------         -------------------
     (State or other       Commission File Number      (I.R.S. Employer
     jurisdiction of                                    Identification
     incorporation)                                     Number)

                  1790 Broadway, New York, New York  10019-1412
                  ----------------------------------------------
                  (Address of principal executive     (Zip Code)
                   offices)

       Registrant's telephone number, including area code   (212) 757-3333
       -------------------------------------------------------------------


       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

       Effective November 1, 1995, James R. Kanely resigned as President and Chief Operating Officer of The Alpine Group, Inc. (the "Company"), and Mr. Kanely entered into a consulting agreement, dated as of November 1, 1995 (the "Consulting Agreement"). The Consulting Agreement provides for the retention of Mr. Kanely as a consultant to the Company until October 31, 2000, subject to certain exceptions, and a lump sum payment to Mr. Kanely of $610,000 upon execution of the Consulting Agreement and an annual consulting fee of $120,000 per year during the term of the Consulting Agreement. A copy of the Consulting Agreement is being filed as an exhibit hereto and is incorporated herein by reference.

       In addition, the Company is herewith filing the financial statements described in Item 7 relating to certain of its subsidiaries, as follows: (i) Superior Telecommunications Inc. (formerly Superior TeleTec Inc.), a Georgia corporation, and (ii) Adience, Inc., a Delaware corporation.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a)  The financial statements listed below are being filed herewith.


ADIENCE, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
 Report of independent accountants
 Consolidated balance sheets at January 1, 1995 and April 30, 1995 Statement of operations for the four month period ended
  April 30, 1995
 Consolidated statement of shareholders' equity for the
  four month period ended April 30, 1995
 Consolidated statement of cash flows for the four month period ended
  April 30, 1995
 Notes to consolidated financial statements

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
 Consolidated balance sheets at April 30, 1995 and July 31, 1995 Consolidated statements of operations for the three months ended
  July 31, 1994 and 1995
 Consolidated statement of shareholders' equity for the three months ended July 31, 1994 and 1995
 Consolidated statements of cash flows for the three months ended
  July 31, 1994 and 1995
 Notes to consolidated financial statements

SUPERIOR TELECOMMUNICATIONS INC. (FORMERLY SUPERIOR TELETEC INC.)

AUDITED FINANCIAL STATEMENTS:
 Report of independent accountants
 Balance sheets at May 1, 1994 and April 30, 1995
 Statements of operations and retained earnings for the period from November 11,
   1993 to May 1, 1994 and for the year ended  April 30, 1995
 Statements of cash flows for the period from November 11, 1993 to May 1, 1994 and for the  year ended April 30, 1995
 Notes to financial statements

UNAUDITED FINANCIAL STATEMENTS:
 Condensed consolidated balance sheets at July 30, 1995 and April 30, 1995. Consolidated statements of operations and retained earnings for the three months ended July 31, 1994 and July 30, 1995
 Condensed consolidated statements of cash flows for the three months ended
   July 31, 1994 and July 30, 1995
 Notes to financial statements



       (b) Exhibits

               1 - Consulting Agreement, dated as of November 1, 1995,
                      between the Company and James R. Kanely

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE ALPINE GROUP, INC.



Date:  November 20, 1995                   By: /s/ David S. Aldridge
                                             -----------------------
                                             David S. Aldridge
                                             Chief Financial Officer

                                  ADIENCE, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                    AS OF APRIL 30, 1995 AND JANUARY 1, 1995
             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and
Shareholders of Adience, Inc.:

We have audited the accompanying consolidated balance sheets of Adience, Inc. (a Delaware corporation) as of April 30, 1995 and January 1, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the four-month period ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adience, Inc. as of April 30, 1995, and January 1, 1995, and the results of its operations and its cash flows for the four-month period then ended in conformity with generally accepted accounting principles.




Pittsburgh, Pennsylvania                                     ARTHUR ANDERSEN LLP
June 16, 1995

ADIENCE, INC.
CONSOLIDATED BALANCE SHEETS


--------------------------------------------------------------------------------
                                                    April 30,      January 1,
(IN THOUSANDS)                                        1995            1995
--------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash and cash equivalents                         $  1,974       $  3,226
  Accounts receivable, less allowance
    (April 30, 1995--$897; January 1, 1995--$835)     17,983         15,462
  Inventories                                          9,547          9,686
  Cost and estimated earnings in excess
    of billings on uncompleted contracts                 953            443
  Prepaid expenses, deposits and other                 1,181          1,025
  Assets held for sale                                 2,473          2,552
  Deferred income taxes                                1,581          1,932
--------------------------------------------------------------------------------
Total current assets                                  35,692         34,326
--------------------------------------------------------------------------------

Net assets of discontinued operations                  8,030          8,030
Property, plant and equipment:
  Land                                                 1,425          1,424
  Buildings                                            7,198          7,176
  Machinery and equipment                             14,517         14,114
--------------------------------------------------------------------------------
                                                      23,140         22,714
  Less allowances for depreciation                     1,058              0
--------------------------------------------------------------------------------
                                                      22,082         22,714
Other assets                                           2,080          2,094
Goodwill, net of amortization                         38,163         38,722
--------------------------------------------------------------------------------
Total assets                                        $106,047       $105,886
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONSOLIDATED BALANCE SHEETS


--------------------------------------------------------------------------------
                                                    April 30,      January 1,
(IN THOUSANDS)                                        1995            1995
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Revolving line of credit                           $ 14,387       $ 12,468
 Current portion of long-term obligations                714            662
 Accounts payable and other                            8,722          9,162
 Salaries, wages and withholdings                      1,330          1,139
 Payable to former principal shareholder                 563            494
 Accrued expenses                                      6,195          7,111
 Billings in excess of costs and estimated
  earnings on uncompleted contracts                      165             66
 Accrued insurance                                     5,208          5,964
 Accrued interest                                      4,449          2,515
 Income tax payable                                    1,558          1,578
 Deferred income taxes                                    24             23
--------------------------------------------------------------------------------
Total current liabilities                             43,315         41,182
--------------------------------------------------------------------------------

Payable to affiliate                                   3,583          3,683
Payable to former principal shareholder                1,317          1,562
Long-term obligations                                 47,213         46,450
Deferred income taxes                                  1,759          2,109

Shareholders' equity:
 Common stock, $.01 par value;
  authorized 20,000,000 shares;
  issued and outstanding 10,100,000 shares.              101            101
 Additional paid-in capital                           12,303         12,303
 Retained earnings (deficit)                          (3,688)        (1,504)
 Foreign currency translation                            144              0
--------------------------------------------------------------------------------
Total shareholders' equity                             8,860         10,900
--------------------------------------------------------------------------------
Total liabilities and shareholders                  $106,047       $105,886
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FOUR-MONTH PERIOD ENDED APRIL 30, 1995


--------------------------------------------------------------------------------
                                                                    April 30,
(IN THOUSANDS)                                                        1995
--------------------------------------------------------------------------------

Net revenue                                                         $33,650

Costs and expenses
 Cost of goods sold                                                  27,011
 Selling, general and administrative                                  5,742
 Amortization of goodwill                                               515
--------------------------------------------------------------------------------
Total costs and expenses                                             33,268

Operating profit                                                        382

Other income (expense)
 Interest and other income                                              328
 Interest expense                                                    (2,836)
--------------------------------------------------------------------------------
Total other income (expense)                                         (2,508)

Loss from operations before taxes                                    (2,126)

Income tax expense                                                       58
--------------------------------------------------------------------------------
Net (loss)                                                          $(2,184)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Net (loss) per common share                                           (0.22)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE FOUR-MONTH PERIOD ENDED APRIL 30, 1995


----------------------------------------------------------------------------------------------------------------------------------
                                      Additional         Retained              Foreign               Total
                                        Common            Paid In             Earnings             Currency        Shareholders'
(IN THOUSANDS)                           Stock            Capital             (Deficit)           Translation         Equity
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1994             $101             $12,303             $(1,504)               $                $10,900

Net (loss)                                                                     (2,184)                                 (2,184)

Foreign currency
  translation adjustment                                                                              144                 144
----------------------------------------------------------------------------------------------------------------------------------
Balance at April 30, 1995                $101             $12,303             $(3,688)               $144             $ 8,860
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE FOUR-MONTH PERIOD ENDED APRIL 30, 1995


--------------------------------------------------------------------------------
(IN THOUSANDS)                                                   April 30, 1995
--------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES
Net (loss)                                                          $(2,184)
Non-cash expenses included in loss:
  Depreciation and amortization                                       1,881
  Provision for doubtful accounts                                        63
Changes in operating assets and liabilities:
  Accounts receivable                                                (2,583)
  Inventories                                                           139
  Costs and estimated earnings in excess
    of billings on uncompleted contracts                               (509)
  Accounts payable, salaries, wages and
    withholdings, accrued expenses, accrued
    insurance, accrued interest, income tax payable
    and payable to principal shareholder                               (184)
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                                    99
  Payable to affiliate                                                 (100)
  Other                                                                (145)
--------------------------------------------------------------------------------
Net cash used by operating activities                                (3,523)
--------------------------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of assets                                            266
Purchase of property, plant and equipment                              (426)
Other                                                                  (124)
--------------------------------------------------------------------------------
Net cash used by investing activities                                  (284)
--------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
Net borrowing on revolving lines of credit                            1,919
Net borrowings on long-term obligations                                 636
--------------------------------------------------------------------------------
Net cash provided by financing activities                             2,555
--------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                            (1,252)
Cash and cash equivalents at beginning of period                      3,226
--------------------------------------------------------------------------------

Cash and cash equivalents at end of period                          $ 1,974
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  ACQUISITION BY THE ALPINE GROUP, INC.

On December 21, 1994, The Alpine Group, Inc. ("Alpine") acquired from certain stockholders of Adience, Inc. ("Adience") 82.3% of its outstanding common stock (the "Adience Acquisition"). At April 30, 1995, Alpine, which had previously purchased 4.9% of Adience's common stock, owned 87.2% of Adience's outstanding common stock.

As of December 21, 1994 Alpine and Information Display Technology, Inc. ("IDT"), a majority-owned subsidiary of Adience, entered into an Agreement and Plan of Merger, which provides for the merger of Alpine's information display group (a business segment of Alpine), comprised of Alpine PolyVision, Inc. ("APV") and Posterloid Corporation ("Posterloid"), with and into two separate wholly-owned subsidiaries of IDT formed for the purpose of acquiring APV and Posterloid. On June 14, 1995, Alpine distributed a majority of its ownership in the information display group, consisting of IDT, APV and Posterloid to its stockholders. As a result of the distribution, the investment in IDT has been reflected as "Net assets of discontinued operations".

Consideration paid in the Adience Acquisition consisted of 82,267 shares of a new series of Alpine's 8% cumulative convertible senior preferred stock ("8% Preferred Stock") with a liquidation preference of $50 per share and 170,615 shares of post-merger PolyVision common stock. The PolyVision stock delivered by Alpine to the Adience stockholders is subject to a consideration reset. The consideration reset requires Alpine to deliver to the selling stockholders an amount equal to the 170,615 shares of PolyVision common stock multiplied by the difference, if any, between $33.60 and the greater of the average closing price for PolyVision common stock on each of the 20 trading days preceding August 1, 1995 and $11.25 per share. The consideration reset will be payable, at the option of Alpine, in either 8% Preferred Stock or PolyVision common stock, or a combination thereof.

The Adience Acquisition has been accounted for using the purchase method to the extent of the percentage of outstanding common stock acquired by Alpine. The 12.8% outstanding common stock not acquired by Alpine remains reflected at prevailing net book value. In effect, 12.8% of the pre-acquisition retained earnings (deficit) is carried forward in Adience's post-acquisition balance sheet. On July 21, 1995, the 12.8% minority interest was purchased by Alpine for $1.6 million in a cash out merger. As a result of this transaction, Adience became a 100% wholly owned subsidiary of Alpine. Accordingly, Adience's results of operations have been included in Alpine's consolidated results on a prospective basis from the date of the acquisition. The estimated purchase price for the Adience Acquisition (including expenses) of $12.4 million has been allocated to the fair market value of Adience's assets and liabilities as of the Adience Acquisition date based on preliminary assumptions and is subject to revision. The excess of the estimated purchase price over the estimated fair market value of identifiable net assets acquired resulted in goodwill of approximately $38.7 million, which is being amortized on a straight line basis over 30 years.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of Adience and Adience Canada. All material intercompany accounts and transactions have been eliminated from the consolidated financial statements.

The accounts of IDT are included in the consolidated balance sheets under the caption "Net assets of discontinued operations." The intercompany payable to IDT is separately disclosed in the accompanying balance sheets (Payable to affiliate), since the right of offset does not exist between the companies.

Certain reclassifications were made to the January 1, 1995 balance sheet in order to conform to the April 30, 1995 balance sheet presentation.

CASH FLOW REPORTING

Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

INVENTORIES

Inventories are stated at the lower of cost or market with cost determined on the first-in, first-out (FIFO) or average cost method. Inventories consist primarily of raw materials of $3.0 million and $3.2 million, work-in-process of $1.5 million and $1.6 million and finished goods of $5.0 million and $4.8 million at April 30, 1995 and January 1, 1995, respectively.

REVENUE RECOGNITION

Approximately 41% of revenues for the period ended April 30, 1995 were recorded on the percentage of completion method of accounting, measured on the basis of costs incurred to estimated total costs which approximates contract performance to date. Provisions for losses on uncompleted contracts are made if it is determined that a contract will ultimately result in a loss.

Substantially all remaining revenue is comprised of direct product shipments to customers and short duration refractory material sales, installation and maintenance work, which are recorded as revenue when shipped and/or installed.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and reflects adjustments related to the allocation of the Alpine purchase price to assets based upon their estimated fair values as of the date of the acquisition. Improvements to existing equipment that materially extend the life of properties are capitalized as incurred.

Expenditures for normal maintenance and repairs are charged to expense as incurred and amounted to $2.0 million for the period ended April 30, 1995. Depreciation expense is computed using the straight-line method based upon the estimated useful lives of the respective assets. Amortization of assets under capital leases is included in depreciation expense.

GOODWILL

Goodwill resulting from the excess of the purchase price over net identifiable assets acquired by Alpine is being amortized over 30 years on the straight-line method. Goodwill is periodically reviewed to access recoverability from future operations using undiscounted cash flows, in accordance with the provisions of Statement of Financial Acconting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Impairments would be recognized in operating results if a permanent diminution in value occurred.

INCOME TAXES

Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting and tax purposes. Adience accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
109), which requires an asset and liability approach.

FOREIGN CURRENCY TRANSLATION

The financial position and results of operations of the company's foreign subsidiary is measured using local currency as the functional currency. Assets and liabilities of operations denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at year-end, while revenues and expenses are translated at average exchange rates prevailing during the year. The resulting translation gains and losses are charged directly to cumulative translation adjustment, a component of stockholders' equity, and are not included in net income until realized through sale or liquidation of the investment. Foreign exchange gains and losses incurred on foreign currency transactions are included in net income.

CONCENTRATIONS OF CREDIT RISK

Adience's products are sold and revenues are derived from companies in diversified industries. Credit is extended to customers based upon an evaluation of the customers' financial condition and generally collateral is not required. At April 30, 1995 and January 1, 1995, accounts receivable from customers in the steel and steel-related industries total approximately $11.5 million and $9.1 million, respectively. Credit losses relating to customers in the steel and steel-related industries have been within management's expectations.

EARNINGS PER COMMON SHARE

Earnings per common share is computed by dividing income or loss by the weighted average number of shares outstanding. For the periods presented, the weighted average number of shares outstanding was 10,100,000.



3.  CONTRACTS IN PROGRESS

The status of contract costs on uncompleted construction contracts was as follows:


                             Costs And Estimated   Billings In Excess
                             Earnings In Excess       Of Costs And
                                 Of Billings       Estimated Earnings    Total
--------------------------------------------------------------------------------

APRIL 30, 1995:
Costs and estimated earnings        $994                 $491           $1,485
Billings                              41                  656              697
--------------------------------------------------------------------------------
                                    $953                 $165           $  788
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

JANUARY 1, 1995:
Costs and estimated earnings        $460                 $102           $  562
Billings                              17                  168              185
--------------------------------------------------------------------------------
                                    $443                 $ 66           $  377
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


4.  LINES OF CREDIT

Adience entered into a financing agreement with Congress Financial Corporation ("Congress") that had a renewal date of June 30, 1994 (the "Renewal Date"). Certain revisions were made to the terms of the agreement during 1994 and 1995, including the extension of the Renewal Date to September 30, 1995. The facility remains in effect year to year thereafter, unless terminated upon sixty days written notice by either party on the anniversary of the Renewal Date in any year. Under the revised agreement, Adience may request loan advances not to exceed the lesser of $14.0 million or available collateral (85% of eligible accounts receivable less than 90 days, 50% of eligible bagged inventory plus 30% of eligible raw material and finished goods inventory which does not constitute bagged inventory). The loan is collateralized by accounts receivable, inventory, fixed assets, intangible assets and Adience's shares of IDT. In addition, IDT has guaranteed the Adience line of credit and has pledged as collateral its own accounts receivable, inventory and equipment. The interest rate on the loan is 2.5% over the prime rate (effective rate of 11.5% at April 30, 1995). At April 30, 1995, Adience had borrowed $14.4 million under the credit facility including checks in transit of $2.0 million.

In addition, IDT entered into a financing agreement with Congress, that expires June 30, 1995. The facility remains in effect year to year thereafter, unless terminated upon sixty days written notice by either party on the anniversary of the Renewal Date in any year. If the Congress facility is not renewed or if alternate financing is not obtained, management believes that IDT will be able to generate sufficient cash flow from operations to meet its working capital needs. Certain revisions were also made to the terms of the agreement during 1994. Under the revised agreement, IDT may request loan advances not to exceed the lesser of $5 million or available collateral (85% of eligible accounts receivable less than 90 days plus 30% of eligible raw material and finished goods inventory). The loan is collateralized by accounts receivable, inventory and fixed assets. Adience guarantees IDT's debt to Congress. The interest rate on the loan is 2.5% over the prime rate. At April 30, 1995, IDT had borrowed $369,000 under the credit facility. Letters of credit issued under the facility totaled $700,000 at April 30, 1995, which reduced the availability under the financing arrangement in a like amount.

Both Adience and IDT pay commitment fees on the unused portion of their credit facility of 0.5% per annum. Under the terms of the financing agreements, both companies are required to maintain certain financial ratios and meet other financial conditions. The agreements do not allow the companies to incur additional indebtedness, pay cash dividends, make certain investments, advances or loans and limits annual capital expenditures. As of April 30, 1995 and January 1, 1995, Adience and IDT were in compliance with the covenants of their respective agreements.

5.  LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following:


                                                                        April 30,          January 1,
                                                                          1995                1995
---------------------------------------------------------------------------------------------------------
                                                                               (In thousands)


New Senior Secured Notes due 2002, interest at 11%                       $49,079             $49,079
Capital lease obligations                                                    621                 587
Notes payable with monthly installments of principal
   interest of $22 through December 1997, interest at 10%                    587                 653

Industrial Development Authority Note with monthly
   installments of principal and interest of $2 through
   February 2010, interest at 2%                                             343                 --
Machinery and Equipment Loan Fund Note with
   monthly installments of principal and interest of $4
   through February 2002, interest at 2%                                     361                 --
Other (interest ranges from 10% to 13%)                                      519                 556
---------------------------------------------------------------------------------------------------------
                                                                          51,510              50,875

Less:  current portion                                                       714                 662
---------------------------------------------------------------------------------------------------------
                                                                          50,796              50,213
Discount on New Senior Secured Notes                                       3,583               3,763
---------------------------------------------------------------------------------------------------------
                                                                         $47,213             $46,450
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


New Senior Secured Notes of $49.1 million with an annual interest rate of 11% were issued under an indenture agreement dated as of June 30, 1993. The New Secured Notes are redeemable at the option of Adience after December 15, 1997. The New Secured Notes are not guaranteed by the subsidiaries of Adience. The New Secured Notes are secured by a lien on all the assets of Adience, including the stock of IDT.

Adience, on a consolidated basis, has agreed to certain restrictive covenants which are customary for such financings including, among other things, limitations on additional indebtedness, limitations on asset sales and restrictions on the payment of dividends.

Principal maturities of long-term obligations for the years ended April 30, are as follows:

                                                             (In thousands)
               1996. . . . . . . . . . . . . . . . . . . . .   $   714
               1997. . . . . . . . . . . . . . . . . . . . .       618
               1998. . . . . . . . . . . . . . . . . . . . .       457
               1999. . . . . . . . . . . . . . . . . . . . .       188
               2000. . . . . . . . . . . . . . . . . . . . .       111
               Thereafter. . . . . . . . . . . . . . . . . .    49,422
                                                               -------
                                                               $51,510
                                                               -------
                                                               -------

Property, plant and equipment at April 30, 1995 and January 1, 1995 includes equipment, automobiles and trucks under capital leases with a net book value of $1.5 million and $1.4 million, respectively. During the period ended April 30, 1995 Adience incurred capital lease obligations of $190,000.



6.  OPERATING LEASES

Adience leases certain buildings, machinery, and equipment under both short- and long-term lease arrangements. Future minimum lease commitments under non-cancelable operating leases are not significant. Rental expense relating to such leases was approximately $634,000 for the period ended April 30, 1995.



7.  DISCONTINUED OPERATIONS

In connection with the IDT Merger and Distribution (See Note 1), Adience's consolidated financial statements and notes thereto have been reclassified to reflect the operations of IDT as discontinued.

The value of net assets represents Adience's 80.3% share in IDT which has an estimated fair value of $10.0 million.



8.  RESEARCH AND DEVELOPMENT EXPENSE

Adience incurred research and development expense of $366,000 for the period ended April 30, 1995.

9.  INCOME TAXES

(Loss) income from continuing operations before income taxes, consisted of:

                             Period Ended April 30, 1995
          ----------------------------------------------------------------
                                                            (In thousands)
          Domestic                                             $(2,291)
          Canadian                                                 165
          ------------------------------------------------------------
                                                                (2,126)
          ------------------------------------------------------------


Federal, foreign, and state income taxes provision (benefits) from continuing operations consisted of the following:

                             Period Ended April 30, 1995
          ----------------------------------------------------------------
                                                            (In thousands)
          Current:
             Federal                                             $(822)
             Foreign                                                48
             State                                                  --
          ------------------------------------------------------------
          Total Current                                           (774)
          ------------------------------------------------------------

          Deferred:
             Federal                                               659
             Foreign                                                10
             State                                                  --
             Change in valuation allowance                         163
          ------------------------------------------------------------
          Total Deferred                                           832
          ------------------------------------------------------------
          Total income tax provision (benefit)                      58
          ------------------------------------------------------------


The effective income tax rate from continuing operations varied from the statutory federal income tax (benefit) rate as follows:

                             Period Ended April 30, 1995
          ----------------------------------------------------------------
          Statutory federal income tax rate                      (35.0)%
          Increases (decreases):
             Effect on Canadian income taxes                       2.7
             Change in valuation allowance                        23.1
             Amortization of goodwill                              8.4
             Other items                                           3.5
          ----------------------------------------------------------------
                                                                   2.7 %
          ----------------------------------------------------------------

Deferred tax liabilities (assets) are comprised of the following at April 30, 1995 and January 1, 1995:


--------------------------------------------------------------------------------
                                                    April 30,      January 1,
(IN THOUSANDS)                                        1995            1995
--------------------------------------------------------------------------------
                                                        (In thousands)

Property, plant and equipment                         $4,968         $5,235
Pension accrual                                          270            287
Accounting method change from LIFO                        --            309
--------------------------------------------------------------------------------
  Gross deferred tax liabilities                       5,238          5,831
--------------------------------------------------------------------------------
Inventory reserves                                      (167)          (853)
Accrued commissions and labor costs                   (4,019)        (2,829)
Bad debt reserve                                        (382)          (352)
State income & sales/use tax liability                   (25)           (24)
Environmental liability                                 (518)          (707)
IRS interest accrual                                    (400)          (400)
Inventory Section 263A costs                            (162)          (214)
NOL carryforwards                                    (10,426)        (9,604)
Foreign tax credits                                     (276)          (510)
Minimum tax credits                                     (402)          (402)
Other                                                   (107)          (101)
--------------------------------------------------------------------------------
  Gross deferred tax assets                          (16,884)       (15,996)
Valuation allowance                                   11,848         10,365
--------------------------------------------------------------------------------
  Net deferred tax liability                        $    202       $    200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


SFAS 109 requires a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states that "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." The ultimate realization of this deferred income tax asset depends on the Company's ability to generate sufficient taxable income in the future. While the Company believes that the deferred income tax asset will be fully or partially realized by future operating results, losses in recent years and a desire to be conservative make it appropriate to record a valuation allowance.

As of April 30, 1995, Adience has a net operating loss carryforward for domestic federal income tax purposes of approximately $26.0 million which will expire in 2007, 2008 and 2009. Minimum tax and foreign tax credits of $678,000 are also available to offset federal income tax liabilities to the extent that regular tax exceeds tentative minimum tax in subsequent years. Effective June 30, 1993, and December 21, 1994, Adience had ownership changes, as defined by Section 382 of the Internal Revenue Code, which may limit Adience's ability to utilize the pre-ownership change portion of its net operating loss and/or credit. An examination of Adience's consolidated U.S. income tax returns for 1991 through 1993 and Adience Canada's income tax returns for 1992 through 1993 are currently underway. Any resulting adjustments for those years will impact Adience's net operating loss carryforwards.



10.  EMPLOYEE BENEFITS

During 1992, Adience initiated a 401(k) Savings Plan. This plan covers substantially all non-bargaining employees, including those employed by IDT, who meet minimum age and service requirements. The Company matches employee contributions of up to 8 percent of compensation at a rate of 25 percent. In addition, effective January 1, 1994, the Company declared a discretionary contribution equal to 3 percent of employees' salaries. Amounts charged against income totaled $173,000 for the period ended April 30, 1995.

Adience and subsidiaries maintain various defined benefit pension plans covering substantially all hourly employees. The plans provide pension benefits based on the employee's years of service or the average salary for a specific number of years of service. Adience's funding policy is to make annual contributions to the extent deductible for federal income tax purposes.

Plan assets and projected benefit obligations for service to date for Adience's defined benefit pension plans aggregated approximately $6.8 million at April 30, 1995 and January 1, 1995. The components of net periodic pension cost for the periods ended April 30, 1995 is not material to the consolidated financial statements. Plan assets are invested in cash, short-term investments, equities, and fixed income instruments. The actuarial present value of the projected benefit obligation at April 30, 1995 and January 1, 1995 was determined using a weighted average discount rate of 7.5%. The expected long-term rate of return on plan assets was 7.5% at April 30, 1995 and January 1, 1995.

Certain union employees of Adience and subsidiaries are covered by multi-employer defined benefit retirement plans. Expense relating to these plans amounted to $376,000, for the period ended April 30, 1995.

In December 1990, the Financial Accounting Standards Board issued SFAS No. 106 "Employers' Accounting for Post-retirement Benefits Other Than Pensions" (SFAS No. 106), that requires that the projected future cost of providing post-retirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid. The Company currently provides only life insurance benefits to certain of its hourly and salaried employees on a fully insured basis. Adoption of SFAS No. 106 did not have a material impact on the Company's consolidated financial statements. In November 1992, the Financial Accounting Standards Board issued new rules that require that the projected future cost of providing post-employment benefits be recognized as an expense as employees render service instead of when the benefits are paid. The Company believes its accrual for post-employment benefits (workers' compensation) is adequate.

12.  COMMITMENTS AND CONTINGENCIES

At April 30, 1995, Adience had $179,000 in irrevocable standby letters of credit outstanding, not reflected in the accompanying consolidated financial statements, as guarantees in force for various insurance policies, performance and bid bonds. These instruments are usually for a period of one year or the duration of the contract. The letters of credit reduce Adience's availability under the Congress credit facility.

In February 1992, IDT was cited by the Ohio Environmental Protection Agency (the "Ohio EPA") for violations of Ohio's hazardous waste regulations, including speculative accumulation of waste (holding waste on-site beyond the legal limit) and illegal disposal of hazardous waste on the site of its Alliance, Ohio manufacturing facility.

In December 1993, IDT and Adience signed a consent order with the Ohio EPA and Ohio Attorney General which required IDT and Adience to pay to the State of Ohio a civil penalty of $200,000 (of which IDT paid $175 and Adience paid $25) and to remediate the site in accordance with specified cleanup goals. In addition, the consent order requires the payment of stipulated penalties of up to $1,000 per day for failure to satisfy certain requirements of the consent order including milestones in the closure plan. In October 1994, IDT and Adience filed a proposed amendment to the consent order which would allow IDT and Adience to establish risk-based cleanup goals, an approach which has been approved by the Ohio EPA for other contaminated sites. If the Ohio EPA approves this proposed amendment, use of this approach is expected to reduce the extent and cost of remediation required at this site. The Ohio EPA has not yet responded to this proposed amendment. At April 30, 1995, environmental accruals amounted to $185,000, which represents management's reasonable estimate of the amounts remaining to be incurred in this matter, including the costs of effecting the closure plan, bonding and insurance costs, penalties and legal and consultants' fees. This amount is included under the caption "Net assets of discontinued operations" in the accompanying balance sheet. Since 1991, Adience and IDT have together paid $693,000 (excluding the civil penalty) for the environmental clean-up related to the Alliance facility. If the Ohio EPA does not accept the proposed amendment to the consent order, the cost of the remediation may exceed the amounts currently accrued.

Under the acquisition agreement pursuant to which IDT acquired the property from Adience in 1990, Adience represented and warranted that, except as otherwise disclosed to IDT, no hazardous material has been stored or disposed of on the property. No disclosure of storage or disposal of hazardous material on the site was made. Accordingly, Adience is required to indemnify IDT for any losses in excess of $250,000. IDT has notified Adience that it is claiming the right to indemnification for all costs in excess of $250,000 incurred by IDT in this matter and has received assurance that Adience will honor such claim.

Adience is also engaged in various other legal actions arising in the ordinary course of business. Management believes, after discussions with internal and external counsel, that the ultimate outcome of the proceedings will not have a material adverse effect on Adience's consolidated financial position, liquidity or results of operations.

                                  ADIENCE, INC.


                   UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 31, 1995

ADIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                     July 31,      April 30,
                                                      1995           1995
(IN THOUSANDS)                                      (Unaudited)    (Audited)
--------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $   1,593     $    1,974
 Accounts receivable, less allowance
   (July 31, 1995--$863; April 30, 1995--$897)        17,808         17,983
 Inventories                                          10,764          9,547
 Cost and estimated earnings in excess
  of billings on uncompleted contracts                 1,322            953
 Prepaid expenses, deposits and other                  1,269          1,181
 Assets held for sale                                  2,485          2,473
 Deferred income taxes                                 1,581          1,581
--------------------------------------------------------------------------------
Total current assets                                  36,822         35,692
--------------------------------------------------------------------------------

Net assets of discontinued operations                     --          8,030
Property, plant and equipment:
  Land                                                 1,425          1,425
  Buildings                                            7,199          7,198
  Machinery and equipment                             14,857         14,517
--------------------------------------------------------------------------------

                                                      23,481         23,140
  Less allowances for depreciation                     1,681          1,058
--------------------------------------------------------------------------------
                                                      21,800         22,082
Other assets                                           1,461          2,080
Goodwill, net of amortization                         33,427         38,163
--------------------------------------------------------------------------------
Total assets                                       $  93,510     $  106,047
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                    July 31,      April 30,
                                                     1995           1995
(IN THOUSANDS)                                    (Unaudited)     (Audited)
--------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit                        $       --    $    14,387
  Current portion of long-term obligations               701            714
  Accounts payable and other                          11,731          8,722
  Salaries, wages and withholdings                     1,662          1,330
  Payable to former principal shareholder                512            563
  Accrued expenses                                     6,086          6,195
  Billings in excess of costs and estimated
     earnings on uncompleted contracts                    71            165
  Accrued insurance                                    5,223          5,208
  Accrued interest                                        69          4,449
  Income tax payable                                   1,647          1,558
  Deferred income taxes                                   24             24
--------------------------------------------------------------------------------
Total current liabilities                             27,726         43,315
--------------------------------------------------------------------------------

Payable to The Alpine Group, Inc.                     53,069             --
Payable to affiliate                                      --          3,583
Payable to former principal shareholder                1,231          1,317
Long-term obligations                                  6,191         47,213
Deferred income taxes                                  1,774          1,759

Shareholders' equity:
  Common stock, $.01 par value;
    authorized 20,000,000 shares;
    issued and outstanding 10,100,000 shares.            101            101
  Additional paid-in capital                           6,518         12,303
  Retained earnings (deficit)                         (3,228)        (3,688)
  Foreign currency translation                           128            144
--------------------------------------------------------------------------------
Total shareholders' equity                             3,519          8,860
--------------------------------------------------------------------------------
Total liabilities and shareholders                $   93,510    $   106,047
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
(UNAUDITED)

--------------------------------------------------------------------------------
                                                    July 31,       July 31,
(In thousands of dollars, except per share data)        1995           1994
--------------------------------------------------------------------------------
Net revenues                                      $   29,460     $   26,414
Costs and expenses:
 Cost of revenues                                     22,635         22,165
 Selling, general and administrative                   3,680          4,666
 Amortization of intangible asset                        311            277
--------------------------------------------------------------------------------
                                                      26,626         27,108
--------------------------------------------------------------------------------
Operating income (loss)                                2,834           (694)
--------------------------------------------------------------------------------
Other income (expense):
 Interest and other income                               115            262
 Interest expense                                     (2,119)        (1,905)
--------------------------------------------------------------------------------
                                                      (2,004)        (1,643)
--------------------------------------------------------------------------------
Income (loss) from continuing operations
 before income taxes, minority interest
 in subsidiary and extraordinary item                    830         (2,337)
--------------------------------------------------------------------------------
Income taxes                                             212             89
--------------------------------------------------------------------------------
Income (loss) from continuing
 operations before minority
 interest in subsidiary and
 extraordinary item                                      618         (2,426)
--------------------------------------------------------------------------------
Minority interest in subsidiary                           --             79
--------------------------------------------------------------------------------
Income (loss) from continuing
 operations before extraordinary item                    618         (2,505)
--------------------------------------------------------------------------------
Discontinued operations:
 Income from discontinued
  operations (net of tax of $268)                         --            403
--------------------------------------------------------------------------------
Income (loss) before extraordinary loss                  618         (2,102)
--------------------------------------------------------------------------------
Extraordinary loss on
 early extinguishment of debt                           (158)            --
--------------------------------------------------------------------------------
Net income (loss)                                 $      460     $   (2,102)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Earnings per common share:
 Income (loss) from continuing operations         $     0.06     $    (0.25)
 Income (loss) from discontinued operations               --           0.04
 Extraordinary loss                                    (0.01)            --
--------------------------------------------------------------------------------
Net income (loss) per common share                $     0.05     $    (0.21)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Average common shares outstanding                     10,100         10,100
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ADIENCE, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE-MONTH PERIOD ENDED JULY 31, 1995


----------------------------------------------------------------------------------------------------------------------------------
                                                        Additional            Retained              Foreign            Total
                                        Common            Paid In             Earnings             Currency        Shareholders'
(IN THOUSANDS)                           Stock            Capital             (Deficit)           Translation         Equity
----------------------------------------------------------------------------------------------------------------------------------

Balance at April 30, 1995                $101             $12,303             $(3,688)               $144             $ 8,860

Dividend in kind
  paid to The Alpine Group, Inc.                           (5,785)                                                     (5,785)

Net income                                                                        460                                     460

Foreign currency
  translation adjustment                                                                              (16)                (16)
----------------------------------------------------------------------------------------------------------------------------------

Balance at July 31, 1995                 $101             $ 6,518             $(3,228)               $128             $ 3,519
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

ADIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED
(UNAUDITED)


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   July 31,            July 31,
(In thousands of dollars, except per share data)                                                     1995                1994
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)                                                                                 $   460             $(2,102)
Non-cash expenses and revenues included in income (loss):
  Depreciation and amortization                                                                     1,131               1,644
  Provision for doubtful accounts                                                                      45                 159
  (Gain) loss on disposal of property, plant and equipment                                              2                 (69)
  Minority interest                                                                                    --                  79
Changes in operating assets and liabilities:
  Accounts receivable                                                                                 130                (637)
  Inventories, prepaid expenses, deposits and other                                                (1,305)              2,392
  Costs and estimated earnings in excess of billings on uncompleted contracts                        (369)               (899)
  Income tax receivable                                                                                --                 696
  Accounts payable, salaries, wages and withholdings, accrued expenses, accrued
    insurance, accrued interest, income tax payable and payable to principal shareholder            2,732              (2,092)
  Billings in excess of costs and estimated earnings on uncompleted contracts                         (94)               (282)
  Other                                                                                                (3)                310
----------------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by operating activities                                                    2,729                (801)
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment                                                            (345)               (788)
Other                                                                                                 (35)               (276)
----------------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                                (380)             (1,064)
----------------------------------------------------------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
Net borrowings (payments) on revolving lines of credit                                             (2,475)              1,415
Net borrowings (payments) on long-term obligations                                                   (315)               (131)
Net borrowings (payments) from The Alpine Group, Inc.                                                  60                  --
----------------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                                                   (2,730)              1,284
----------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                                            (381)               (581)
Cash and cash equivalents at beginning of period                                                    1,974               1,771
----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                          1,593               1,190
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ADIENCE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
JULY 31, 1995



1. ACQUISITION BY THE ALPINE GROUP, INC.

On December 21, 1994, The Alpine Group, Inc. ("Alpine") acquired from certain stockholders of Adience, Inc. ("Adience" or the "Company") 82.3% of its outstanding common stock (the "Adience Acquisition"). At April 30, 1995, Alpine, which had previously purchased 4.9% of Adience's common stock, owned 87.2% of Adience's outstanding common stock.

The Adience Acquisition has been accounted for using the purchase method to the extent of the percentage of outstanding common stock acquired by Alpine. The 12.8% outstanding common stock not acquired by Alpine remains reflected at prevailing net book value. In effect, 12.8% of the pre-acquisition retained earnings (deficit) is carried forward in Adience's post-acquisition balance sheet. On July 21, 1995, the 12.8% minority interest was purchased by Alpine for $1.6 million on a cash out merger. As a result of this transaction, Adience became a 100% wholly owned subsidiary of Alpine. Accordingly, Adience's results of operations have been included in Alpine's consolidated results on a prospective basis from the date of the acquisition. The estimated purchase price for the Adience Acquisition (including expenses) of $12.4 million has been allocated to the fair market value of Adience's assets and liabilities as of the Adience Acquisition date based on preliminary assumptions and is subject to revision. The excess of the estimated purchase price over the estimated fair market value of identifiable net assets acquired resulted in goodwill of approximately $38.7 million, which is being amortized on a straight line basis over 30 years.



2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Adience and Adience Canada. All material intercompany accounts and transactions have been eliminated from the consolidated financial statements.

The accompanying unaudited financial statements of Adience are presented on a "stand alone" basis, and accordingly, transactions with Alpine and their subsidiaries are not eliminated.

The accounts of IDT are included in the consolidated balance sheets under the caption "Net assets of discontinued operations." The intercompany payable to IDT is separately disclosed in the accompanying balance sheets under the caption "Payable to affiliate," since the right of offset does not exist between the companies (see Note 4).

The accompanying unaudited consolidated financial statements of Adience reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods presented. These financial statements should be read in conjunction with the summary of significant accounting policies and the notes to the financial statements included in the Company's audited financial statements as of April 30, 1995 and December 31, 1994.

Certain reclassifications have been made to the July 31, 1994 financial statements to conform with the July 31, 1995 presentation.

The July 31, 1994 statements of operations and cash flow do not reflect adjustments resulting from the allocation of the Alpine purchase price to assets and liabilities. Consequently, the consolidated statements of operations and cash flows after the date of acquisition are not comparable to the respective financial statements prior to such date due to the different basis of accounting for the periods presented.

3. INVENTORIES

The components of inventories are:
                                         July 31,     April 30,
       (In thousands)                      1995         1995
       --------------------------------------------------------
       Raw materials                     $3,754        $3,037
       Work in process                    1,724         1,488
       Finished goods                     5,286         5,022
       --------------------------------------------------------
                                        $10,764        $9,547
       --------------------------------------------------------


4. DISCONTINUED OPERATIONS

As of December 21, 1994 Alpine and Information Display Technology, Inc. ("IDT"), a majority-owned subsidiary of Adience, entered into an Agreement and Plan of Merger, which provides for the merger of Alpine's information display group (a business segment of Alpine), comprised of Alpine/PolyVision, Inc. ("APV") and Posterloid Corporation ("Posterloid"), with and into two separate wholly-owned subsidiaries of IDT formed for the purpose of acquiring APV and Posterloid. To effectuate the merger, the Company's equity interest in IDT was distributed to Alpine as a dividend in kind. In addition, the balance of the amounts due IDT was assigned to Alpine On June 14, 1995, Alpine distributed a majority of its ownership in the information display group, consisting of IDT, APV and Posterloid to its stockholders. As a result of the merger and subsequent distribution, Adience's consolidated financial statements have been reclassified to reflect operations of IDT as discontinued.


5. LINES OF CREDIT

On July 21, 1995, through proceeds form debt restructuring, Alpine repaid the balance outstanding under the Adience revolving credit facility (see Note 6).


6. LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following:


                                                         July 31,    April 30,
                                                          1995        1995
--------------------------------------------------------------------------------
                                                             (In thousnads)
New Senior Secured Notes due 2002, interest at 11%        $4,989      $49,079
Capital lease obligations                                    541          621
Notes payable with monthly installments of principal
 interest of $22 through December 1997, interest at 10%      537          587
Industrial Development Authority Note with monthly
 installments of principal and interest of $2 through
 February 2010, interest at 2%                               336          343
Machinery and Equipment Loan Fund Note with
 monthly installments of principal and interest of $4
 through February 2002, interest at 2%                       349          361
Other (interest ranges from 10% to 13%)                      492          519
--------------------------------------------------------------------------------
                                                           7,244       51,510
Less:  current portion                                       701          714
--------------------------------------------------------------------------------
                                                           6,543       50,796
Discount on New Senior Secured Notes                         352        3,583
--------------------------------------------------------------------------------
                                                          $6,191      $47,213
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


The New Senior Secured Notes with an annual interest rate of 11% were issued under an indenture agreement dated as of June 30, 1993. The New Secured Notes are redeemable at the option of Adience after December 15, 1997. The New Secured Notes are not guaranteed by the subsidiaries of Adience. The New Secured Notes are secured by a lien on all the assets of Adience.

Adience, on a consolidated basis, has agreed to certain restrictive covenants which are customary for such financings including, among other things, limitations on additional indebtedness, limitations on asset sales and restrictions on the payment of dividends.

On July 21, 1995, Alpine completed placement of $153 million of 12.25% Senior Secured Notes and entered into an $85 million revolving credit facility. A portion of the proceeds were used to redeem at a discount approximately 90% of the $49 million face amount of Adience's 11% Senior Secured Notes and the repayment of the balance outstanding under Adience's revolving credit facility. The Alpine Notes are guaranteed by Adience and Superior Telecommunications, Inc. ("Superior"), another Alpine subsidiary, and are secured by a pledge of the capital stock of Adience and Superior.

As a result of the refinancing and the aforementioned redemption of indebtedness, the Company recognized a $158,000 extraordinary loss on the early extinguishment of debt during the quarter ended July 31, 1995, related principally to termination fees associated with the credit facility.


7.  COMMITMENTS AND CONTINGENCIES

In February 1992, PolyVision was cited by the Ohio Environmental Protection Agency (the "Ohio EPA") for violations of Ohio's hazardous waste regulations, including speculative accumulation of waste (holding waste on-site beyond the legal time limit) and illegal disposal of hazardous waste on the site of its Alliance, Ohio manufacturing facility. In December 1993, PolyVision and Adience signed a consent order with the Ohio EPA and the Ohio Attorney General which required PolyVision and Adience to pay to the State of Ohio a civil penalty and to remediate the site in accordance with specified cleanup goals. In addition, the consent order requires the payment of stipulated penalties of up to $1,000 per day for failure to satisfy certain requirements of the consent order, including milestones in the closure plan. In October 1994, PolyVision and Adience filed a proposed amendment to the consent order which would allow PolyVision and Adience to establish risk-based cleanup goals, an approach which has been approved by the Ohio EPA for other contaminated sites. If the Ohio EPA approves this propose amendment, use of this approach is expected to reduce the extent and cost of remediation required at this site. The Ohio EPA has not yet responded to this proposed amendment. At July 31, 1995, environmental accruals amounted to $123,000 which represents management's estimate of the amounts remaining to be incurred in this matter, including the costs of effecting the closure plan, bonding and insurance costs, penalties and legal and consultants' fees. If the Ohio EPA does not accept the proposed amendment to the consent order, the cost of the remediation may exceed the amounts currently accrued.

Under the acquisition agreement pursuant to which PolyVision acquired the Alliance facility from Adience, Adience represented and warranted that, except as otherwise disclosed to PolyVision, no hazardous material had been stored or disposed of on the property. No disclosure of storage or disposal of hazardous material on the site was made. Accordingly, Adience is required to indemnify PolyVision for any losses in excess of $250,000, PolyVision has notified Adience that it is claiming the right to indemnification for all costs in excess of $250,000 incurred by PolyVision in this matter and has received assurance that Adience will honor such claim.

Adience was recently named as one of many defendants in a class action lawsuit brought in the circuit court of Cook County, Illinois, seeking unstated monetary damages and alleging that products produced by Adience caused certain of its employees, former employees, and such persons' family members to suffer from asbestos-related diseases or an increased risk of developing such diseases. Alpine and its counsel are evaluating the validity of such claims and the scope of its potential liabilities and defense costs.

Adience is subject to other legal proceedings and claims which have primarily arisen in the ordinary course of business and have not been finally adjudicated.

In the opinion of management, based on its examination of such matters and discussions with counsel, the ultimate resolution of all pending or threatened litigation, claims and assessments will not have a material adverse effect upon Adience's consolidated financial position or results of operations.



8.  RELATED TRANSACTIONS

Adience performs certain management and administrative services for PolyVision. These services include the use of Adience's management information system, the preparation of quarterly and annual SEC filings, the preparation of all federal and state tax returns, cash management together with daily and monthly reporting to the companies' primary lender, the administration of insurance and workers' compensation programs, legal and employee benefit services and the preparation of salaried payrolls. The fee paid by PolyVision for these services, as agreed to by the respective Boards of Adience and PolyVision, is at the current rate of $300,000 per year.

As a result of the restructuring of debt (see Note 6) and additional borrowings through the use of Alpine's credit facility, as of July 31, 1995, the Company is indebted to Alpine in the amount of $47.3 million. In conjunction with this indebtedness, Alpine charges the Company interest and related debt service expenses at their prevailing rate. The total interest expense incurred and reflected on the accompanying financial statements totaled $200,000 for the period ended July 31, 1995.

                        SUPERIOR TELECOMMUNICATIONS INC.
                           (A WHOLLY-OWNED SUBSIDIARY
                          OF THE ALPINE GROUP, INC. AND
                         FORMERLY SUPERIOR TELETEC INC.)

                              FINANCIAL STATEMENTS

                      AS OF APRIL 30, 1995 AND MAY 1, 1994

                         TOGETHER WITH AUDITORS' REPORT

                        SUPERIOR TELECOMMUNICATIONS INC.
                        (FORMERLY SUPERIOR TELETEC INC.)
                                      INDEX



                                                                          PAGE
                                                                          ----


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    1

FINANCIAL STATEMENTS:

  BALANCE SHEETS AS OF APRIL 30, 1995 AND MAY 1, 1994                       2

  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS FOR THE
    YEAR ENDED APRIL 30, 1995 AND THE PERIOD FROM
    NOVEMBER 11, 1993 TO MAY 1, 1994                                        3

  STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
    APRIL 30, 1995 AND FOR THE PERIOD FROM
    NOVEMBER 11, 1993 TO MAY 1, 1994                                        4

NOTES TO FINANCIAL STATEMENTS                                              5-10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Superior Telecommunications Inc.:

We have audited the accompanying balance sheets of Superior Telecommunications Inc., (a Georgia corporation and a wholly-owned subsidiary of The Alpine Group, Inc. and formerly Superior TeleTec Inc.) as of April 30, 1995 and May 1, 1994, and the related statements of operations and retained earnings and cash flows for the year ended April 30, 1995 and for the period from November 11, 1993 to May 1, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Telecommunications Inc. as of April 30, 1995 and May 1, 1994, and the results of its operations and its cash flows for the year ended April 30, 1995 and for the period from November 11, 1993 to May 1, 1994 in conformity with generally accepted accounting principles.




New York, New York
June 16, 1995

                        SUPERIOR TELECOMMUNICATIONS INC.
                        (formerly Superior TeleTec Inc.)
                                 BALANCE SHEETS


                                                                  April 30,           May 1,
                                                                    1995               1994
                                                                ------------        -----------

                       ASSETS
Current assets:
  Cash                                                          $     3,500         $     3,500
  Accounts receivable, net of allowance
   for uncollectible accounts of $39,690
   and $42,031 in 1995 and 1994, respectively                    18,267,889          14,243,860
  Inventories                                                    19,665,092          17,515,347
  Deferred income taxes                                             758,675           1,305,637
  Other current assets                                              282,634             157,207
                                                                -----------         -----------
       Total current assets                                      38,977,790          33,225,551
                                                                -----------         -----------

Property and equipment:
  Land and improvements                                             925,779             925,779
  Buildings and improvements                                      6,599,648           6,599,648
  Machinery and equipment                                        22,319,093          20,968,318
                                                                -----------         -----------
                                                                 29,844,520          28,493,745
  Less accumulated depreciation                                   3,712,717           1,127,299
                                                                -----------         -----------
       Total property and equipment, net                         26,131,803          27,366,446
                                                                -----------         -----------

Goodwill, net of accumulated amortization                        32,161,175          33,114,794

Other long-term assets                                            1,017,445           1,309,478
                                                                -----------         -----------
               Total assets                                     $98,288,213         $95,016,269
                                                                -----------         -----------
                                                                -----------         -----------

        LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Due to banks                                                  $ 2,842,074         $   431,292
  Current maturities of long-term debt                            1,600,000           1,600,000
  Accounts payable                                               13,438,671          11,220,532
  Accrued expenses and other liabilities                          3,640,137           3,223,851
                                                                -----------         -----------
    Total current liabilities                                    21,520,882          16,475,675
                                                                -----------         -----------

Long-term debt                                                   25,319,679          29,666,959
                                                                -----------         -----------

Deferred income taxes                                             5,693,629           6,150,526
                                                                -----------         -----------

Other long-term liabilities                                       1,493,038           1,383,403
                                                                -----------         -----------

Commitments and contingencies (Note 9)

Stockholder's equity:
  Common stock - authorized 10,000 shares,
   par value $.01, issued and outstanding
   1,000 shares                                                          10                  10
  Additional paid-in capital                                     41,143,565          41,143,565
  Retained earnings                                               3,117,410             196,131
                                                                -----------         -----------
       Total stockholder's equity                                44,260,985          41,339,706
                                                                -----------         -----------


               Total liabilities and stockholder's equity       $98,288,213         $95,016,269
                                                                -----------         -----------
                                                                -----------         -----------



   The accompanying notes are an integral part of these financial statements.

                        SUPERIOR TELECOMMUNICATIONS INC.
                        (formerly Superior TeleTec Inc.)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                    For the year ended April 30, 1995 and the
                  period from November 11, 1993 to May 1, 1994


                                                   April 30,      May 1,
                                                    1995           1994
                                                ------------    -----------

Net Sales                                       $136,577,996    $46,856,808

Cost of sales                                    122,428,050     42,849,192
                                                ------------    -----------

  Gross profit                                    14,149,946      4,007,616

Selling, general, and administrative expense       5,009,444      1,949,778

Goodwill amortization                              1,124,090        432,701
                                                ------------    -----------

  Operating income                                 8,016,412      1,625,137

Interest expense, net                              2,877,833      1,097,417
                                                ------------    -----------

  Income before income tax expense                 5,138,579        527,720

Income tax expense                                 2,217,300        331,589
                                                ------------    -----------

  Net income                                       2,921,279        196,131

  Retained earnings at beginning of period           196,131            ---
                                                ------------    -----------

  Retained earnings at end of period            $  3,117,410    $   196,131
                                                ------------    -----------
                                                ------------    -----------

Net income per share of common stock            $   3,117.41    $    196.13
                                                ------------    -----------
                                                ------------    -----------



   The accompanying notes are an integral part of these financial statements.

                        SUPERIOR TELECOMMUNICATIONS INC.
                        (formerly Superior TeleTec Inc.)

                            STATEMENTS OF CASH FLOWS

                    For the year ended April 30, 1995 and the
                  period from November 11, 1993 to May 1, 1994



                                                                  April 30,           May 1,
                                                                    1995               1994
                                                                ------------        -----------

Cash flows from operating activities:
  Net income                                                    $ 2,921,279         $   196,131
  Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation and amortization                               3,967,280           1,687,133
      Deferred income taxes                                          90,065             331,589
      (Increase) decrease in:
        Accounts receivable                                      (4,024,029)         (3,118,794)
        Inventories                                              (2,260,436)          1,097,532
        Other current assets                                       (142,095)            169,401
      Increase (decrease) in:
        Accounts payable                                          2,218,139           1,196,008
        Accrued expenses and other liabilities                      317,468            (380,831)
                                                                -----------         -----------
      Net cash provided by operating activities                   3,087,671           1,178,169
                                                                -----------         -----------

Cash flows from investing activities:
  Proceeds from equipment sales                                      33,035              43,392
  Capital expenditures                                           (1,388,117)           (420,376)
  Capitalized merger and acquisition costs                         (315,685)         (2,203,674)
  Other                                                             150,047              12,313
                                                                -----------         -----------
      Net cash used in investing activities                      (1,520,720)         (2,568,345)
                                                                -----------         -----------

Cash flows from financing activities:
  Increase (decrease) in due to banks                             2,410,782            (624,977)
  Proceeds from lease finance obligation                                ---           5,000,000
  Borrowings (repayments) under revolving
   line of credit, net                                           (2,033,514)          1,628,436
  Principal payments on term loan                                (2,313,766)         (3,300,000)
  Capitalized financing costs                                       (15,453)         (1,315,683)
  Proceeds from sale of interest rate cap                           385,000                 ---
                                                                -----------         -----------
    Net cash (used in) provided by financing activities          (1,566,951)          1,387,776
                                                                -----------         -----------

    Net decrease in cash                                                ---              (2,400)

Net cash at beginning of period                                       3,500               5,900
                                                                -----------         -----------

Net cash at end of period                                       $     3,500         $     3,500
                                                                -----------         -----------
                                                                -----------         -----------

Cash paid during the period for interest                        $ 2,824,821         $   738,407
                                                                -----------         -----------
                                                                -----------         -----------

Cash paid during the period for income taxes                    $   227,784         $       ---
                                                                -----------         -----------
                                                                -----------         -----------



   The accompanying notes are an integral part of these financial statements.

                        SUPERIOR TELECOMMUNICATIONS INC.
                        (formerly Superior TeleTec Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                   For the year ended April 30, 1995 and the
                  period from November 11, 1993 to May 1, 1994



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  BASIS OF PRESENTATION

          Prior to November 10, 1993, Superior Telecommunications Inc. (the "Company") was a wholly owned subsidiary of Superior TeleTec Inc. ("STT"). On November 10, 1993, STT merged with and into The Alpine Group, Inc. ("AGI") resulting in the Company becoming a wholly owned subsidiary of AGI.

          As of the merger date, STT's principal asset was its investment in the Company. Accordingly, the merger has been accounted for as if the Company was acquired by AGI resulting in the allocation of the merger consideration to the assets and liabilities of the Company.

     (b)  FISCAL PERIODS

          The Company operates on a fiscal year ending on the Sunday closest to April 30, which coincides with AGI's fiscal year end. The financial statements include the fiscal year ended on April 30, 1995 and the period from the merger date (November 10, 1993) through May 1, 1994.

     (c)  INVENTORIES

          Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market.

     (d)  PROPERTY AND EQUIPMENT

          As of the merger date, the Company's property and equipment was recorded at its appraised fair market value. Property and equipment acquired since the merger is recorded at cost. When assets are retired or otherwise disposed of, the recorded values less accumulated depreciation are removed from the accounts.

          Depreciation is provided over the estimated useful lives using the straight-line method for financial reporting purposes and primarily accelerated methods for tax reporting purposes. The estimated lives are as follows:

             Buildings and Improvements  5-32 yrs
             Machinery and Equipment    2-12 yrs

     (e)  CONCENTRATIONS OF CREDIT RISK

          At April 30, 1995 and May 1, 1994 sales to the seven regional Bell operating companies, and two major independent telephone companies represented 74% and 78%, respectively, of Superior's net sales. At April 30, 1995 and May 1, 1994, accounts receivable from these coustomers were $11,131,000.

     (f)  EARNINGS PER SHARE

          Earnings per common share is computed by dividing income or loss by the weighted average number of shares outstanding. For the periods presented, the weighted average number of shares was 1,000.

     (g)  GOODWILL

          Goodwill resulting from the excess of the purchase price over net identifiable assets acquired by AGI is being amortized over 80 years on the straight-line method. Goodwill is periodically reviewed to access recoverability from future operations using undiscounted cash flows, in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Impairments would be recognized in operating results if a permanent diminution in value occurred.

(2)  MERGER

     As discussed in note 1(a), on November 10, 1993 the Company's former parent, STT, merged with and into AGI. The merger has been accounted for in the Company's financial statements under the purchase method as if AGI acquired the Company for a purchase price of approximately $60.8 million representing the merger consideration paid to STT shareholders plus merger related expenses. The allocation of the purchase price to the fair market value of the Company's assets and liabilities as of the merger date resulted in goodwill of approximately $33.5 million. Goodwill is being amortized on a straight line basis over 30 years. Accumulated amortization of goodwill at April 30, 1995 and May 1, 1994 was $1,556,791 and $432,701,
     respectively.

(3)  INVENTORIES

     The major classifications of inventories as of April 30, 1995 and May 1, 1994 are as follows:

                                          1995                1994
                                          ----                ----
          Raw material                 $ 6,879,274         $ 3,978,154
          Work in process                4,324,915           2,670,737
          Finished goods                 8,460,903          10,866,456
                                       -----------         -----------
                                       $19,665,092         $17,515,347
                                       -----------         -----------
                                       -----------         -----------

(4)  LONG-TERM DEBT

     Long-term debt at April 30, 1995 and May 1, 1994 consists of the following:

                                          1995                1994
                                          ----                ----
          Revolving credit loan        $16,533,444         $18,566,959
          Term loan                      5,386,235           7,700,000
          Lease finance obligation       5,000,000           5,000,000
                                       -----------         -----------
                                        26,919,679          31,266,959
          Less current maturities        1,600,000           1,600,000
                                       -----------         -----------
                                       $25,319,679         $29,666,959
                                       -----------         -----------
                                       -----------         -----------


     The revolving credit loan and term loan represent borrowings under a credit facility obtained in conjunction with the merger of STT with and into AGI. This credit facility was paid off on May 11, 1995 from the proceeds of the Alcatel Acquisition Notes described below.

     The lease finance obligation resulted from a sale/leaseback of the Company's manufacturing facility in December 1993 which, due to the Company's continuing involvement in the form of a repurchase option, has been recorded under the finance method. The sale/leaseback transaction included a sales price of $5.0 million and net cash proceeds (after fees and expenses) of approximately $4.5 million. The term of the leaseback is twenty years, with five additional option terms (at the Company's election) of five years each. The Company has a one time option to repurchase the property during the eleventh year of the lease term at the greater of the property's fair market value (as defined in the lease) or $5.0 million plus related ancillary costs. Annual lease payments are approximately $630,000, and are subject to adjustments based on changes in short term interest rates (monthly) and increases in the consumer price index (on a triennial basis). Until the repurchase option expires or is exercised, all lease payments will be reflected as interest expense.
     The related asset, which is being depreciated over its estimated useful life, has a net carrying value of $7.2 million at April 30, 1995 and is classified as land and buildings in the accompanying balance sheet.

     The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. At April 30, 1995, the fair value of the Company's long-term debt approximated its recorded value.

     On May 11, 1995, the Company completed the acquisition of the U.S. and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc. (collectively, "Alcatel NA"). In connection with the acquisition (see Note 11), the Company sold $140,000,000 aggregate principal amount of notes (the "Alcatel Acquisition Notes"). Two series of notes were issued: $85,000,000 of Variable Rate Senior Secured Guaranteed Extendible Revolving Notes, Series A, due 1997 (the "Series A Senior Notes") and $55,000,000 aggregate principal amount of 11% Senior Secured Guaranteed Extendible Notes, Series B, due 1997 (the "Series B Senior Notes"). The Series A and B Senior Notes are guaranteed by the Company and secured by all of the common stock of the Company. The notes will mature on the second anniversary of their issuance, except that the maturity date may be extended up to two times for a period of six months per extension at the Company's option. The Series A Senior Notes bear interest equal to the prime rate plus 1.5% per annum prior to any extension. The Series B Senior Notes bear interest at the rate of 11% per annum during the first six months following their issuance, increasing by 0.5% for each succeeding six-month period. During any extension period, the interest rate on the Series A Senior Notes will be the prime rate plus 3% and the interest rate on the Series B Senior Notes will be 14%. (See Note 11 for further discussion.)

(5)  INCOME TAXES

     For Federal income tax purposes the Company's taxable income is included as part of a consolidated Federal return filed by AGI. The Company does, however, file separate state income tax returns. The Company accounts for income taxes on a stand alone basis, as if it filed a separate Federal return, with any current Federal income taxes due being reflected as a payable to AGI.

     Income tax expense for the periods ended April 30, 1995 and May 1, 1994 consist of the following:

                                          1995                  1994
                                          ----                  ----
     Current:
       Federal                          $1,830,430            $    ---
       State                               296,805                 ---
                                        ----------            --------
                                         2,127,235                 ---

     Deferred:
       Federal                              78,214             287,959
       State                                11,851              43,630
                                        ----------            --------
                                            90,065             331,589
                                        ----------            --------
     Total income tax expense           $2,217,300            $331,589
                                        ----------            --------
                                        ----------            --------

     A reconciliation of income tax expense reported in the accompanying statements of operations to the amount of income tax expense that would result from applying the Federal statutory rate of 34% to income before income taxes for the periods ended April 30, 1995 and May 1, 1994 is as follows:

                                               1995             1994
                                                ----            ----
     Expected income tax expense at
       Federal statutory tax rate            $1,747,117       $179,425
     Nondeductible goodwill amortization        382,191        147,118
     State income tax expense, net of
       Federal tax benefit                      203,713         28,796
     Other, net                                (115,721)       (23,750)
                                             ----------       --------
                                             $2,217,300       $331,589
                                             ----------       --------
                                             ----------       --------

     The Company recognizes deferred tax assets and liabilities for the expected future tax impact of temporary differences between the financial statement and tax basis of assets and liabilities as well as for the expected future tax benefit to be derived from tax loss carry forwards. The tax effect for the primary temporary differences giving rise to deferred tax assets (liabilities) at April 30, 1995 and May 1, 1994 are as follows:


                                                                                Current                    Long-term
                                                                                -------                    ---------
                                                                          1995          1994          1995           1994
                                                                          ----          ----          ----           ----

     Fixed asset depreciation and sale/leaseback accounting             $     --     $       --    $(6,384,972)   $(6,753,654)

     Accruals and expenses not deducted for tax purposes                 313,692        458,529        691,343        603,128

     Reserves against realization of certain assets                      324,362        312,365             --             --

     Inventory cost capitalization                                       120,621        143,647             --             --

     Net operating loss carry forwards                                        --        391,096             --             --
                                                                        --------     ----------    -----------    -----------

     Valuation allowance                                                      --             --             --             --
                                                                        --------     ----------    -----------    -----------

                                                                        $758,675     $1,305,637    $(5,693,629)   $(6,150,526)
                                                                        --------     ----------    -----------    -----------
                                                                        --------     ----------    -----------    -----------



(6)  POSTRETIREMENT HEALTH CARE BENEFITS

     The Company's current policy for postretirement health care benefits provides each employee and spouse, upon reaching normal or early retirement and upon achieving certain minimum service requirements, a fixed monthly benefit for the purchase of company-sponsored health care insurance. The amount of the fixed monthly benefit will not be increased in the future, notwithstanding medical-based inflation cost increases. The Company reserves the right in the future to modify its policy toward providing postretirement company-sponsored health care insurance.

     The accumulated postretirement health care benefit obligation, which is included in long-term liabilities in the accompanying balance sheet, consisted of the following at April 30, 1995 and May 1, 1994:


                                               1995             1994
                                                ----            ----
          Retirees                           $  733,000     $  706,984
          Fully eligible active plan
           participants                         164,000        171,457
          Other active plan participants        596,038        504,962
                                             ----------     ----------
                                             $1,493,038     $1,383,403
                                             ----------     ----------
                                             ----------     ----------

     Postretirement health care benefit cost for the periods ended April 30, 1995 and May 1, 1994 included service cost of $44,500 and $24,426 and interest cost of $117,571 and $36,836, respectively. An increase in the health care cost trend assumptions would not change the annual expense or obligation amounts as the employer cost is effectively capped.

     The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.0% and 6.5% for the periods ended April 30, 1995 and May 1, 1994, respectively.


(7)  RETIREMENT PLAN

     The Company maintains a profit sharing plan with a 401(k) component for thebenefit of its employees. The profit sharing component of the plan allows for discretionary contributions, whereas the 401(k) component of the plan provides for employee contributions through salary reduction election with certain mandatory employer matching contributions. During the periods ended April 30, 1995 and May 1, 1994, the Company made or accrued matching contributions of $210,818 and $60,286, respectively.


(8)  MAJOR CUSTOMERS

     Two customers accounted for 30% and 16%, and 26% and 14% of revenues during the year ended April 30, 1995 and the period ended May 1, 1994, respectively.

(9)  RELATED PARTY TRANSACTIONS

     Other long-term assets include balances of $316,190 and $11,881 due to AGI at April 30, 1995 and May 1, 1994, respectively. The Company also paid certain administrative expenses of $936,314 and $538,248 in the periods ended April 30, 1995 and May 1, 1994, respectively, on behalf of AGI and its other subsidiaries.

(10) COMMITMENTS

     As of April 30,1995, future minimum lease payments under noncancellable operating leases are as follows:

           Year ending
           ------------
               1996                                 $413,605
               1997                                  168,303
               1998                                   66,248
               1999                                   45,960
               2000 and thereafter                    45,960
                                                    --------
                                                    $740,076
                                                    --------
                                                    --------


     During the periods ended April 30, 1995 and May 1, 1994, the Company's rental and lease expense was $554,554 and $288,367, respectively.


(11) SUBSEQUENT EVENT

     On May 11, 1995, the Company completed the acquisition of the U.S. and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc., which was financed with the proceeds of the sale of $140,000,000 aggregate principal amount of notes (see Note 4). The following reflects the preliminary allocation of the purchase price to the net assets based upon the estimated fair values of such assets:

                                                                   Amount
                                                                   ------
                                                               (in  thousands)

     Estimated acquisition cost. . . . . . . . . . . . . . . . .   $103,755
     Less historical book value of net assets
       at May 11, 1995 . . . . . . . . . . . . . . . . . . . . .    (81,255)
     Write-up of property, plant and equipment . . . . . . . . .     (4,945)
     Accrual of employee relocation and severance costs. . . . .        500
                                                                   --------

     Acquisition goodwill (to be amortized over 30 years). . . .   $ 18,055
                                                                   --------
                                                                   --------

     The estimated acquisition cost of $103,755,000 represents (i) $93,000,000 paid in cash to Alcatel NA, (ii) a deferred amount payable to Alcatel NA on August 11, 1995 in the amount of $10,255,000, and (iii) acquisition expenses estimated at $500,000.

                 SUPERIOR TELECOMMUNICATIONS INC. AND SUBSIDIARY
                           (A WHOLLY-OWNED SUBSIDIARY
                           OF THE ALPINE GROUP, INC.)

                              FINANCIAL STATEMENTS

                                  JULY 30, 1995

                 SUPERIOR TELECOMMUNICATIONS INC. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)


                                                    July 30,    April 30,
                  ASSETS                              1995         1995
                  ------                        ------------    ---------
                                                  (Unaudited)
Current assets:
  Cash                                          $        362   $        4
  Accounts receivable, net                            47,965       18,268
  Inventories                                         42,295       19,665
  Other current assets                                 1,509        1,041
                                                ------------   ----------
        Total current assets                          92,131       38,978
                                                ------------   ----------

Property and equipment, net                           70,718       26,132
                                                ------------   ----------

Goodwill, net of accumulated amortization             48,965       32,161

Other long-term assets                                   905        1,017
                                                ------------   ----------

        Total assets                            $    212,719   $   98,288
                                                ------------   ----------
                                                ------------   ----------

        LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Due to banks                                  $     4,722    $    2,842
  Current maturities of long-term debt                  ---         1,600
  Accounts payable                                    48,558       13,439
  Accrued expenses and other liabilities               9,407        3,640
                                                ------------   ----------
      Total current liabilities                       62,687       21,521
                                                ------------   ----------

Due to Parent                                         94,607          ---
                                                ------------   ----------
Long-term debt                                         5,000       25,320
                                                ------------   ----------
Deferred income taxes                                  5,693        5,693

                                                ------------   ----------
Other long-term liabilities                            1,493        1,493
                                                ------------   ----------
Stockholder's equity:
  Common stock - authorized 10,000 shares,
   par value $.01, issued and outstanding
   1,000 shares                                          ---          ---
  Additional paid-in capital                          41,144       41,144
  Foreign currency translation adjustment              (256)          ---
  Retained earnings                                    2,351        3,117
                                                ------------   ----------
         Total stockholder's equity                   43,239       44,261
                                                ------------   ----------


             Total liabilities and
             stockholder's equity               $    212,719   $   98,288
                                                ------------   ----------
                                                ------------   ----------




The accompanying notes are an integral part of these condensed consolidated financial statements.

                 SUPERIOR TELECOMMUNICATIONS INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                   (Unaudited)

                      (In thousands, except per share data)

                                                     Three Months Ended
                                                  ------------------------
                                                    July 30,      July 31,
                                                     1995           1994
                                                  ----------     ----------
Net sales                                         $   94,029     $   31,857

Cost of sales                                         86,426         28,511
                                                  ----------     ----------


  Gross profit                                         7,603          3,346

Selling, general, and administrative expense           1,779          1,188

Goodwill amortization                                    375            280

                                                  ----------     ----------

  Operating income                                     5,449          1,878

Interest expense, net                                  2,885            684
                                                  ----------     ----------

  Income before income tax expense and
       extraordinary item                              2,564          1,194

Income tax expense                                     1,227            560
                                                  ----------     ----------

  Income before extraordinary item                     1,337            634

Extraordinary loss on early extinguishment of debt     2,103            ---
                                                  ----------     ----------

  Net (loss) income                                    (766)            634

  Retained earnings at beginning of period             3,117            196
                                                  ----------     ----------

  Retained earnings at end of period              $    2,351     $      830
                                                  ----------     ----------
                                                  ----------     ----------

Income (loss) per share of common stock:
  Income before extraordinary item                  1,336.88     $   633.90
  Extraordinary loss on early extinguishment
    of debt                                        (2,103.52)           ---
                                                  ----------     ----------
  Net (loss) income per share of common stock     $  (766.64)    $   633.90
                                                  ----------     ----------
                                                  ----------     ----------



The accompanying notes are an integral part of these condensed consolidated financial statements.

                 SUPERIOR TELECOMMUNICATIONS INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                    July 30,       July 31,
                                                      1995           1994
                                                  ----------     ----------
Cash flows from operating activities:
  Net (loss) income                               $    (766)     $      634
  Adjustments to reconcile net (loss)
    income to net cash provided by
    operating activities:
  Depreciation and amortization                        2,103            991
  Extraordinary loss on early
    extinguishment of debt                             3,298            ---
  (Increase) decrease in:
    Accounts receivable                                 (548)            75
    Inventories                                       10,462            554
    Other current assets                                 382            (30)
  Increase (decrease) in:
    Accounts payable                                  10,006            386
    Accrued expenses and other liabilities            (1,303)          (753)
                                                  ----------     ----------
  Net cash provided by operating activities           23,634          1,857
                                                  ----------     ----------

Cash flows from investing activities:
  Acquisitions, net of cash acquired                 (93,560)           ---
  Capital expenditures                                (1,104)          (224)
  Other                                                   36            ---
                                                  ----------     ----------
    Net cash used in investing activities            (94,628)          (224)
                                                  ----------     ----------

Cash flows from financing activities:
  Repayments under revolving
    line of credit, net                              (16,533)        (2,249)
  Increase (decrease) in due to Parent                94,607            (93)
  Increase in due to banks                             1,879          1,109
  Principal payments on term loan                     (5,386)          (400)
  Capitalized financing costs                         (3,215)           ---
                                                  ----------     ----------
    Net cash used in financing activities             71,352         (1,633)
                                                  ----------     ----------

    Net increase in cash                                 358            ---

Net cash at beginning of period                            4              4
                                                  ----------     ----------

Net cash at end of period                         $      362     $        4
                                                  ----------     ----------
                                                  ----------     ----------

Supplemental disclosures:

  Cash paid during the period for interest        $    3,332     $      852
                                                  ----------     ----------
                                                  ----------     ----------

  Cash paid during the period for income taxes    $              $      379
                                                  ----------     ----------
                                                  ----------     ----------

Acquisition of business:

  Assets, net of cash acquired                    $  126,127
  Deferred purchase consideration                     (9,909)
  Liabilities assumed                                (22,658)
                                                  ----------
    Net cash paid                                 $  (93,560)
                                                  ----------
                                                  ----------


The accompanying notes are an integral part of these condensed consolidated financial statements.

                 SUPERIOR TELECOMMUNICATIONS INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JULY 30, 1995

                                   (Unaudited)



(1)  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Superior Telecommunications Inc. (the "Company") reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods presented. The Company is a wholly owned subsidiary of The Alpine Group, Inc. ("AGI"). These financial statements should be read in conjunction with the summary of accounting policies and the notes to the financial statements included in the Company's financial statements for the year ended April 30, 1995.

 (2) INVENTORIES

     The major classifications of inventories are as follows (in thousands):

                                                    July 30,       April 30
                                                      1995             1995
                                                  ----------      ---------
     Raw material                                 $   10,758      $   6,879
     Work in process                                  11,040          4,325
     Finished goods                                   20,497          8,461
                                                  ----------      ---------
                                                  $   42,295      $  19,665
                                                  ----------     ----------
                                                  ----------     ----------

(3)  ALCATEL ACQUISITION

     On May 11, 1995, the Company completed the acquisition (the "Alcatel acquisition") of the U.S. and Canadian copper wire and cable business (the "Alcatel Business") of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc. (collectively, "Alcatel NA"). In connection with the acquisition, the Company sold $140,000,000 aggregate principal amount of notes (the "Alcatel Acquisition Notes"). The following reflects the preliminary allocation of the purchase price of the net assets of the Alcatel Business based upon the estimated fair values of such assets (in thousands):

     Estimated acquisition cost                             $       103,409
     Less historical book value of net assets
         at May 11, 1995                                            (80,909)
     Write-up of property, plant and equipment                       (4,945)
     Accrual of Alcatel employee relocation
         and severance costs                                            500
                                                            ---------------
     Acquisition goodwill                                   $        18,055
                                                            ---------------
                                                            ---------------


     The estimated acquisition cost of $103,409,000 represents (1) $93,000,000 paid in cash to Alcatel NA, (2) a deferred amount payable to Alcatel NA on August 11, 1995 in the amount of $9,909,000, and (3) acquisition expenses estimated at $500,000.

     The Alcatel acquisition has been accounted for using the purchase method, and, accordingly, Alcatel's results of operations are included in the Company's results on a prospective basis from the date of acquisition. Unaudited condensed pro forma results of operations for the three months ended July 30, 1995 and July 31, 1994 which give effect to the Alcatel acquisition as if the transaction occurred on May 1, 1994 are presented below. The pro forma amounts reflect acquisition related purchase accounting adjustments, including adjustments to depreciation and amortization expense. The pro forma financial information does not purport to be indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of the periods or of future results of operations.
                                                   Pro Forma
                                                  ----------
                                                  (Unaudited)
                                                Three months ended
                                        -------------------------------------
                                           July 30, 1995    July 31, 1994
                                        -------------------------------------
                                        (In thousands, except per share data)

     Net sales                                 $ 101,550        $  82,682
     Income before income tax expense
         and extraordinary item                    2,833            4,411
     Income before extraordinary item              1,643            3,850
     Net (loss) income                              (461)           2,820

     Income (loss) per share of common stock:
        Income before extraordinary item        1,643.00            2,820.00
        Net (loss) income                        (461.00)           2,820.00

(4)  DEBT

     Long-term debt at July 30, 1995 consists of a lease finance obligation resulted from a sale/leaseback of one of the Company's manufacturing facilities in December 1993. The term of the leaseback is twenty years, with five additional option terms of five years each.

     On July 21, 1995 AGI completed a placement of $153,000,000 principal amount of 12.25% Senior Secured Notes (the "Senior Notes") due 2003, with interest payable semiannually. A portion of the proceeds from the Senior Notes were advanced to the Company to repay the Alcatel Acquisition Notes. As a result of this redemption, the Company recognized an $2,103,527 extraordinary loss (net of taxes of $1,194,900) on the early extinguishment of debt during the quarter ended July 30, 1995 related principally to the write-off of deferred loan fees.

     The Senior Notes are unconditionally guaranteed on a senior unsecured basis by the Company and its subsidiary, Superior Cable Corp., and another AGI subsidiary. All of the Company's stock is pledged to the Senior Notes.

     The Company and its subsidiary have also guaranteed the indebtedness outstanding under AGI's $85.0 million revolving credit facility (the "Credit Facility"), of which $34,208,000 was outstanding at July 30, 1995. Amounts outstanding under the Credit Facility are due upon termination in July 2000.